Exhibit 99.1

February 10, 2021
Press Release No. 1488
For Immediate Release:

Coherent, Inc. Reports First Fiscal Quarter Results

SANTA CLARA, CA, February 10, 2021 -- Coherent, Inc. (NASDAQ, COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial applications, today announced financial results for its first fiscal quarter ended January 2, 2021.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	Jan. 2, 2021	Oct. 3, 2020	Dec. 28, 2019
GAAP Results
(in millions, except per share data)
Net sales	$326.1	$316.8	$320.8
Net income	$0.1	$7.7	$5.8
Diluted EPS	$0.01	$0.32	$0.24

Non-GAAP Results
(in millions, except per share data)
Net income	$26.7	$24.5	$20.7
Diluted EPS	$1.09	$1.01	$0.86

FIRST FISCAL QUARTER DETAILS

For the first quarter of fiscal 2021, Coherent announced net sales of $326.1 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $0.1 million, or $0.01 per diluted share.

These results compare to net sales of $320.8 million and net income of $5.8 million, or $0.24 per diluted share, for the first quarter of fiscal 2020 and net sales of $316.8 million and net income of $7.7 million, or $0.32 per diluted share, for the fourth quarter of fiscal 2020.

Non-GAAP net income for the first quarter of fiscal 2021 was $26.7 million, or $1.09 per diluted share. Non-GAAP net income for the first quarter of fiscal 2020 was $20.7 million, or $0.86 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2020 was $24.5 million, or $1.01 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the

Exhibit 99.1

three months ended January 2, 2021, October 3, 2020 and December 28, 2019 appear in the financial statements portion of this release under the heading “Reconciliation of GAAP to Non-GAAP net income.”

“We started well into our fiscal 2021 with strong results for the first quarter. We grew bookings and revenue sequentially as well as year-over-year, with our book to bill greater than one across all our end markets. Microelectronics orders were strong in the quarter within our display, semicap and API businesses, along with encouraging Aerospace & Defense orders where our U.S. manufacturing base and product portfolio are highly valued,” said Andy Mattes, Coherent President and CEO. “Our continued focus on operational excellence yielded improved margins and non-GAAP EPS and further improved our already strong balance sheet.”

Summarized statement of operations information is as follows (unaudited, in thousands, except per share data):

	Three Months Ended
	Jan. 2, 2021	Oct. 3, 2020	Dec. 28, 2019

Net sales	$326,053	$316,751	$320,771
Cost of sales(A)(B)(C)(D)(E)	206,057	204,518	211,518
Gross profit	119,996	112,233	109,253
Operating expenses:
Research & development(A)(B)(D)	28,221	28,821	28,680
Selling, general & administrative(A)(B)(D)(E)	74,228	73,081	68,551
Amortization of intangible assets(C)	597	616	1,432
Total operating expenses	103,046	102,518	98,663
Income from operations	16,950	9,715	10,590
Other income (expense), net(B)	(2,289)	436	(3,034)
Income before income taxes	14,661	10,151	7,556
Provision for income taxes (F)	14,517	2,462	1,763
Net income	$144	$7,689	$5,793

Net income per share:
Basic	$0.01	$0.32	$0.24
Diluted	$0.01	$0.32	$0.24

Shares used in computations:
Basic	24,264	24,193	23,971
Diluted	24,455	24,360	24,160

(A)Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended
	Jan. 2, 2021	Oct. 3, 2020	Dec. 28, 2019
Cost of sales	$2,272	$1,884	$1,182
Research & development	1,199	1,554	561
Selling, general & administrative	8,714	10,273	6,049
Impact on income from operations	$12,185	$13,711	$7,792

Exhibit 99.1

For the fiscal quarters ended January 2, 2021, October 3, 2020 and December 28, 2019, the impact on net income, net of tax was $10,613 ($0.43 per diluted share), $11,485 ($0.47 per diluted share) and $6,936 ($0.29 per diluted share), respectively.

(B)Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense included in operating results is summarized below:

Deferred compensation expense	Three Months Ended
	Jan. 2, 2021	Oct. 3, 2020	Dec. 28, 2019
Cost of sales	$11	$28	$113
Research & development	295	504	243
Selling, general & administrative	1,806	3,614	1,799
Impact on income from operations	$2,112	$4,146	$2,155

For the fiscal quarters ended January 2, 2021, October 3, 2020 and December 28, 2019, the impact on other income (expense), net from gains or losses on deferred compensation plan assets was income of $2,296, $4,735 and $2,292, respectively.

(C)Amortization of intangibles is included in cost of sales and operating expenses as summarized below:

Amortization of intangibles	Three Months Ended
	Jan. 2, 2021	Oct. 3, 2020	Dec. 28, 2019
Cost of sales	$2,017	$2,346	$10,880
Amortization of intangible assets	597	616	1,432
Impact on income from operations	$2,614	$2,962	$12,312

For the fiscal quarters ended January 2, 2021, October 3, 2020 and December 28, 2019, the impact on net income, net of tax was $2,270 ($0.09 per diluted share), $2,138 ($0.09 per diluted share), and $8,942 ($0.37 per diluted share), respectively.

(D)For the fiscal quarters ended January 2, 2021, October 3, 2020 and December 28, 2019, the impact of restructuring charges, net of a gain on the sales leaseback of a facility in the quarter ended October 3, 2020, was $5,383 ($4,473 net of tax ($0.18 per diluted share)), $129 ($226 net of tax ($0.01 per diluted share)), and $933 ($666 net of tax ($0.03 per diluted share)), respectively.

(E)For the fiscal quarter ended December 28, 2019, selling, general & administrative expense includes a legal settlement related to an asset recovery of $1,365 ($1,106 net of tax ($0.05 per diluted share)).

(F)The fiscal quarters ended January 2, 2021, October 3, 2020 and December 28, 2019 included a non-recurring income tax charge of $8,614 ($0.35 per diluted share), $2,817 ($0.12 per diluted share) and $149 ($0.01 per diluted share), respectively. The fiscal quarters ended January 2, 2021, October 3, 2020 and December 28, 2019 included a charge of $611 ($0.03 per diluted share), a charge of $149 ($0.00 per diluted share) and a benefit of $714 ($0.03 per diluted share) of excess tax charges (benefits) for employee stock-based compensation, respectively.

Exhibit 99.1

Summarized balance sheet information is as follows (unaudited, in thousands):

	Jan. 2, 2021	Oct. 3, 2020
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$544,376	$476,369
Accounts receivable, net	226,199	220,289
Inventories	416,381	426,756
Prepaid expenses and other assets	91,814	88,250
Total current assets	1,278,770	1,211,664
Property and equipment, net	260,207	245,678
Other assets	350,659	370,154
Total assets	$1,889,636	$1,827,496

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$17,136	$16,817
Accounts payable	62,412	60,225
Other current liabilities	217,115	191,016
Total current liabilities	296,663	268,058
Long-term liabilities	641,095	632,214
Total stockholders’ equity	951,878	927,224
Total liabilities and stockholders’ equity	$1,889,636	$1,827,496

Reconciliation of GAAP to non-GAAP net income (unaudited, in thousands, (other than per share data), net of tax):

	Three Months Ended
	Jan. 2, 2021	Oct. 3, 2020	Dec. 28, 2019
GAAP net income	$144	$7,689	$5,793
Stock-based compensation expense	10,613	11,485	6,936
Amortization of intangible assets	2,270	2,138	8,942
Restructuring charges and other	4,473	226	666
Non-recurring tax expense	8,614	2,817	149
Tax charge (benefit) from stock-based compensation expense	611	149	(714)
Other impairment/asset charges (recoveries)	—	—	(1,106)
Non-GAAP net income	$26,725	$24,504	$20,666
Non-GAAP net income per diluted share	$1.09	$1.01	$0.86

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at www.coherent.com for product and financial updates.

5100 Patrick Henry Dr. P. O. Box 54980, Santa Clara, California 95056–0980 . Telephone (408) 764-4000